EXHIBIT 99.4

V.I. TECHNOLOGIES, INC.

27,500,000 Shares of Common Stock

Offered Pursuant to Rights

Distributed to Stockholders of

V.I. Technologies, Inc.

March     , 2005

To Our Clients:

Enclosed for your consideration is a Prospectus, dated March     , 2005 (the “Prospectus”) relating to the offering (the “Rights Offering”) by V.I. Technologies, Inc. (“Vitex”) of shares of its Common Stock (as defined below) pursuant to subscription rights (the “Rights”) distributed to all holders of record of shares of its common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 9, 2005 (the “Record Date”). The Rights and Common Stock are described in the Prospectus.

In the Rights Offering, Vitex is offering an aggregate of 27,500,000 shares of its Common Stock, as described in the Prospectus.

The Rights will expire, if not exercised, at 5:00 p.m., Eastern Standard time, on April     , 2005 unless extended in the sole discretion of Vitex (as it may be extended, the “Expiration Time”).

As described in the accompanying Prospectus, you will receive 0.80 Rights for each share of Common Stock carried by us in your account as of the Record Date. Vitex will not issue fractional rights. Instead, Vitex will round up any fractional rights to the nearest whole right.

Each Right will allow you to subscribe for one share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $0.20 per share (the “Subscription Price”).

The Rights will cease to have any value at the Expiration Time.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at the Expiration Time. Once you have exercised the Basic Subscription Privilege, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form enclosed herein.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (800) 937-5449.

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the “Common Stock”) of V.I. Technologies, Inc. (“Vitex”).

This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus.

Box 1. ☐         Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐         Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

	Number of Rights		Subscription Price		Payment
Basic Subscription Privilege:		x	$0.20	=	$	(Line 1)

Total Payment Required				=	$	(Amount in Line 1 must equal total of amounts in Boxes 3 and 4)

Box 3. ☐         Payment in the following amount is enclosed: $

Box 4. ☐         Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.

Amount to be deducted:	$

Signature(s) (Joint owners should each sign personally. Where applicable, please indicate your official position or representative capacity.)

Please type or print name(s) below:

Date:                     , 2005